INVESTMENT ADVISORY AGREEMENT



Agreement effective the ___ day of _____________, 2001, by and between IDS Life Insurance Company (IDS Life) and American Express Financial Corporation (AEFC).

WHEREAS IDS Life has heretofore organized six companies, and such companies have been registered as investment companies under the Investment Company Act of 1940 (such companies being referred to collectively as the "Funds" and individually as the "Fund"), and may in the future organize one or more additional Funds;

WHEREAS AEFC has a staff of experienced investment personnel and facilities for the kind of investment portfolio contemplated for such Fund or Funds;

NOW THEREFORE, it is mutually agreed:

1. Funds to Which Applicable. This agreement shall only be effective to any Fund in respect of which:

         a. IDS Life has notified AEFC in writing to include such Fund under the terms of this agreement; and

         b. IDS Life has an existing legal duty to provide investment management for such Fund; and

         c. To the extent required by the Investment Company Act of 1940, this agreement has been approved by a vote of the persons having an interest in such Fund or an exemptive order from such requirement of approval has been obtained from the Securities and Exchange Commission; and continuance of its applicability is approved as required by the Investment Company Act of 1940; and

         d. The applicability of this agreement has not been terminated as provided in paragraph 8 hereof.

2. Investment Advice. AEFC will continuously keep under observation the investment portfolio and investment objectives of any Fund covered by the terms of this agreement and will, with respect to such Fund, continuously furnish to IDS Life (1) assistance and advice in investment planning, (2) recommendations as to particular purchases and sales of securities, and (3) information as to economic and market factors and other information relating to the investment plans of and the particular investment held in any such Fund.

3. Information Furnished to AEFC. IDS Life shall furnish such information to AEFC as to holdings, purchases, and sales of securities under its management and investment portfolio requirements as will reasonably enable AEFC to furnish the investment advice under this agreement.

4. Furnishing Advice, Information and Notices. The advice, information, reports, etc., furnished under this agreement to IDS Life and any notice under this agreement shall be furnished to the President of IDS Life or to the person or persons designated in writing by him or by a person to whom he has delegated the authority to so designate. Any information or notice provided to AEFC under the terms of this agreement shall be furnished to the President of AEFC or to the person or persons designated in writing by him or by a person to whom he has delegated the authority to so designate.

         5. Purchase and Sale of Securities. IDS Life may, in its discretion, direct purchase or sale orders to AEFC which will then place any such order with a broker or brokers or negotiate such executions. All transactions will be executed in a manner and in accordance with the procedures and standards as set forth in, or as established in accordance with, the investment management agreement between IDS Life and such Fund. IDS Life shall furnish AEFC with information concerning such procedures and standards, and any amendments thereto; and AEFC will maintain records to assure that such transactions have been executed in accordance therewith. It is understood that IDS Securities Corporation, a subsidiary of AEFC and a member firm of the Pacific Stock Exchange, may participate in brokerage commissions generated by any security transactions under this agreement, and that other broker dealer affiliates of AEFC may be used to the extent consistent with Section 15(f) of the Investment Company Act of 1940 and other applicable provisions of the Federal securities laws.

         6. Compensation to AEFC. The fee for the services provided by this agreement will be determined as follows:

         a. The Fund shall pay the Company a fee for each calendar day of each year equal to the total of 1/365th (1/366th in each leap year) of a percentage of the net assets of the Fund as shown on attached Schedule A, to be computed for each such day on the basis of net assets as of the close of business on the next preceding full business day. In the case of the suspension of the computation of asset value, the said fee for each day during such suspension shall be computed as of the close of business on the last full business day on which the net assets were computed. As used herein, "net assets" as of the close of a full business day shall include all transactions in shares of the Fund recorded on the books of the Fund for that day.

         b. The foregoing fee shall be paid on a monthly basis in cash by IDS Life to AEFC within five (5) business days after the last day of each month.

7.       Miscellaneous.

         a. IDS Life recognizes that AEFC now renders and may continue to render investment advice and other services to other persons which may or may not have investment policies and investments similar to those of the Funds included herein, and that AEFC manages its own investments and those of certain subsidiaries. AEFC shall be free to render such investment advice and other services, and IDS Life hereby consents thereto. This agreement is separate from any agreement IDS Life and AEFC may have concerning investment advice in respect of certain separate accounts of IDS Life.

         b. It is understood and agreed that in furnishing the investment advice and other services as herein provided neither AEFC, nor any officer, director, employee, or agent thereof shall be held liable to IDS Life or Funds included herein or creditors for errors of judgment or for anything except willful misfeasance, bad faith, or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under the terms of this agreement. It is further understood and agreed that AEFC may rely upon information furnished to it reasonably believed to be accurate and reliable and that, except as hereinabove provided, AEFC shall not be accountable for any loss suffered by IDS Life or Funds included herein by the reason of the latter's action or nonaction on the basis of any advice or recommendation of AEFC, its officers, directors or agents.

8.       Renewal and Termination.

         a. As to any Fund which (1) is a registered investment company under the Investment Company Act of 1940, and (2) this agreement has become applicable as provided in Section 1 above, this agreement, unless terminated pursuant to paragraph b, c, or d below, shall continue in effect from year to year, provided its continued applicability is specifically approved at least annually (i) by the Board of Directors of said Fund or by a vote of the holders of a majority of the outstanding votes of the Fund and (ii) by vote of a majority of the Directors who are not parties to this agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. As used in this paragraph, the term "interested person" shall have the same meaning as set forth in the Investment Company Act of 1940, as amended.

         b. The applicability of this agreement to any Fund which is a registered investment company within the meaning of the Investment Company Act of 1940 may be terminated by sixty days written notice to either AEFC or IDS Life.

IN WITNESS WHEREOF, the parties hereto have executed the foregoing agreement on the day and year first above written.



IDS LIFE INSURANCE COMPANY              ATTEST:



By:                                         By:
    -------------------------------                  ---------------------------


Name:                                        Name:
         --------------------------                  ---------------------------


Title:                                      Title:
         --------------------------                  ---------------------------


AMERICAN EXPRESS FINANCIAL
CORPORATION                             ATTEST:



By:                                         By:
    -------------------------------                  ---------------------------


Name:                                        Name:
         --------------------------                  ---------------------------


Title:                                      Title:
         --------------------------                  ---------------------------

                                   SCHEDULE A



--------------------------------------------------- ----------------------------

                       FUND                                PERCENTAGE OF
                                                            NET ASSETS

--------------------------------------------------- ----------------------------

AXP Variable Portfolio - Partners Series, Inc.
o   AXP Variable Portfolio - Partners Small
    Cap Value Fund                                            ____%

--------------------------------------------------- ----------------------------

ADDENDUM TO INVESTMENT ADVISORY AGREEMENT

Schedule A of the Investment Advisory Agreement between IDS Life Insurance Company (IDS Life) and American Express Financial Corporation (AEFC) dated October 14, 1998 is hereby amended to add a new IDS Life Series Fund, Inc. Portfolio. All other provisions of the Investment Advisory Agreement remain in full force and effect.


IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the 26th day of April, 1999.



IDS LIFE INSURANCE COMPANY          ATTEST:



By:                                   By:
    -------------------------------       ------------------------------


Title:   President                    Title:   Assistant Secretary
        ---------------------------         ----------------------------



AMERICAN EXPRESS FINANCIAL
CORPORATION                                          ATTEST:



By:                                    By:
    -------------------------------        -----------------------------


Title:   Vice President                Title:   Assistant Secretary
        ---------------------------          ---------------------------

ADDENDUM TO INVESTMENT MANAGEMENT AND SERVICES AGREEMENT

"Part Two: COMPENSATION TO INVESTMENT MANAGER" paragraph (1) of the Investment Management and Services Agreement between IDS Life Series Fund, Inc. (the Fund) and IDS Life Insurance Company (IDS Life) dated December 17, 1985, has been modified as follows. All other provisions of this Investment Management and Services Agreement remain in full force and effect.

(1) The fund agrees to pay IDS Life, and IDS Life covenants and agrees to accept from the Fund in full payment for all the services furnished, and for the use of all facilities and equipment, and for all expenses paid or reimbursed by IDS Life hereunder, a fee for each calendar day of each year equal to the total of 1/365th (1/366th in each leap year) of:

                  .70 percent for the Equity Income Portfolio .70 percent for the Equity Portfolio .70 percent for the Government Securities Portfolio .70 percent for the Income Portfolio .95 percent for the International Equity Portfolio .70 percent for the Managed Portfolio .50 percent for the Money Market Portfolio to be computed for each day on the basis of net assets as of the close of business of the full business day two (2) business days prior to the day for which the computation of net asset value, the said fee for each day during such suspension shall be computed as of the close of business on the last full business day on which the net assets were computed. As used herein, "net assets" as of the close of a full business day shall include all transactions in shares of the Fund recorded on the books of the Fund for that day.

IN WITNESS WHEREOF, the parties hereto have executed the Addendum as of the 26th day of April, 1999.

                                            IDS LIFE SERIES FUND, INC.

Attest:                                     By:
        ---------------------------             ------------------------------
         Assistant Secretary                         President


                                            IDS LIFE INSURANCE COMPANY


Attest:                                     By:
        ---------------------------             ------------------------------
         Assistant Secretary                         Vice President